CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Ongoing Arrangements To Make Portfolio Holdings Available” and “Independent Registered Public Accounting Firm” included in the Registration Statement on Form N-1A for RS High Yield Municipal Bond Fund, RS Floating Rate Fund and RS Strategic Income Fund.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
December 21, 2009